Execution Version 1 144236444_6 FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated to be effective as of June 28, 2021 (this “Amendment”) is made among SUPER MICRO COMPUTER, INC., a Delaware corporation (“SMCI”, together with any other party hereto as a Borrower, individually, a “Borrower” and, collectively, the “Borrowers”), the Lenders (as defined below) party to this Amendment, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as administrative agent for the Lenders (in such capacity, “Agent”). Background A. WHEREAS, Borrowers, Agent and the financial institutions party thereto from time to time (the “Lenders”) have entered into that certain Loan and Security Agreement, dated as of April 19, 2018, (as amended, restated, amended and restated, modified or supplemented from time to time, the “Loan Agreement”). All capitalized terms used and not otherwise defined in this Amendment are used as defined in the Loan Agreement. B. WHEREAS, Agent and Lenders have agreed to amend certain terms of the Loan Agreement subject to the terms and conditions set forth herein. NOW THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth and for other good and valuable consideration, Borrowers, Agent and Lenders hereby agree as follows: Agreement 1. Amendments to the Loan Agreement. (a) New Definitions. The following definitions are hereby added to Section 1.1 of the Loan Agreement in alphabetical order: Available Tenor: as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date. Benchmark: initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.6.2 then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof. Exhibit 10.1

2 144236444_6 Benchmark Replacement: (1) For purposes of Section 3.6.2(i), the first alternative set forth below that can be determined by Agent: (a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or (b) (b) the sum of: (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points); provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Agent determines that Term SOFR has become available and is administratively feasible for the Agent in its sole discretion, and the Agent notifies the Borrowers and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and (2) For purposes of Section 3.6.2(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Agent and the Borrowers as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar- denominated syndicated credit facilities at such time; provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0%, the Benchmark Replacement will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents. Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Agent.

3 144236444_6 Benchmark Replacement Conforming Changes: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). Benchmark Transition Event: with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Agent, that will continue to provide any representative tenors of such Benchmark after such specific date. Daily Simple SOFR: with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source). Dominion Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs, or (ii) Global Availability is less than the greater of (x) $25,000,000, and (y) 15% of the Global Borrowing Base; and (b) continuing until, during each of the preceding 60 consecutive days, no Event of Default has existed and Global Availability has been more than the greater of (x) $25,000,000 and (y) 15% of the Global Borrowing Base. Early Opt-in Effective Date: with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written

4 144236444_6 notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders. Early Opt-in Election: the occurrence of: (1) a determination by the Agent, or a notification by the Borrowers to the Agent that the Borrower has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.6.2, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and (2) the joint election by the Agent and the Borrower to replace LIBOR with a Benchmark Replacement and the provision by the Agent of written notice of such election to the Lenders. Fourth Amendment Effective Date: June 28, 2021. Other Rate Early Opt-in: the Agent and the Borrowers have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 3.6.2(ii) and paragraph (2) of the definition of “Benchmark Replacement”. Rescindable Amount: has the meaning as defined in Section 5.3. Relevant Governmental Body: the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. SOFR Early Opt-in: the Agent and the Borrowers have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 3.6.2(i) and paragraph (1) of the definition of “Benchmark Replacement”. Term SOFR: for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. (b) Amendment the Definition of “Applicable Margin” in Section 1.1 of the Loan Agreement. The definition of “Applicable Margin” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

5 144236444_6 Applicable Margin: at any time after the Fourth Amendment Effective Date, the margin set forth below, as determined by the average daily Global Availability for the last Fiscal Quarter: Level Global Availability (as % of Revolver Commitments) U.S. Revolver Loans I < 50% 1.625% II >50% 1.375% The margins shall be subject to increase or decrease by Agent on the first day of the calendar month following each Fiscal Quarter end. If Agent is unable to calculate average daily Global Availability for a Fiscal Quarter due to Borrowers’ failure to deliver any Borrowing Base Report when required hereunder, then, at the option of Agent or Required Lenders, margins shall be determined as if Level I were applicable until the first day of the calendar month following its receipt of such Borrowing Base Report. (c) Amendment to the Definition of “Due Diligence Trigger Period” in Section 1.1 of the Loan Agreement. The definition of “Due Diligence Trigger Period” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: Due Diligence Trigger Period: the period (a) Global Availability is less than the greater of (i) $30,000,000, and (ii) 17.5% of the Global Borrowing Base; and (b) continuing until, during each of the preceding 60 consecutive days, no Event of Default has existed and Global Availability has been more than the greater of (i) $30,000,000 and (y) 17.5% of the Global Borrowing Base. (d) Amendment to the Definition of “LIBOR” in Section 1.1 of the Loan Agreement. The definition of “LIBOR” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: LIBOR: with respect to Revolver Loans, the per annum rate of interest (rounded up to the nearest 1/8th of 1%) determined by the Agent on the first day of each month for a one-month interest period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by the Agent, as published on the applicable Reuters screen page (or other commercially available source designated by the Agent from time to time); provided, that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice; and provided further, that in no event shall LIBOR or any comparable or successor rate be less than 0%. (e) Amendment to the Definition of “Non-Obligor Debt” in Section 1.1 of the Loan Agreement. The definition of “Non-Obligor Debt” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

6 144236444_6 Non-Obligor Debt: Debt for Borrowed Money or committed Debt facility (a) incurred or obtained by SMCI BV prior to the U.S. Closing Date pursuant to that certain General Agreement for Omnibus Credit Lines dated January 17, 2018, by and among SMCI BV and Super Micro Computer, Inc. Taiwan, as co-borrowers, and CTBC Bank Co., Ltd., as lender, and (b) to be incurred or obtained after the U.S. Closing Date by SMCI BV, Super Micro Computer, Inc. Taiwan, or any other Subsidiary that is not an Obligor, extended by a lender or other financial institution, so long as, in each case, (i) no Obligor’s assets secure the repayment of such Debt, and (ii) no Obligor has guaranteed or is otherwise obligated on such Debt. (f) Amendment to the Definition of “Payment Conditions” in Section 1.1 of the Loan Agreement. The definition of “Payment Conditions” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: Payment Conditions: both before and after giving effect to any such payment (whether as a Distribution, Investment or prepayment of Debt) and giving pro forma effect to the applicable payment: (i) no Default or Event of Default has occurred and is continuing or would arise as a result of the applicable payment, and (ii) either (a) determined on a pro forma basis (x) Global Availability upon the making of the payment and for each of the 30 consecutive days immediately prior thereto shall be greater than the greater of (1) $30,000,000 and (2) 17.5% of the Global Borrowing Base then in effect (provided, that at least 50% of the Global Borrowing Base for the purpose of this sub-clause (x) shall consist of the U.S. Borrowing Base), and (y) Fixed Charge Coverage Ratio is equal to or greater than 1.00 to 1.00, or (b) determined on a pro forma basis, Global Availability upon the making of the payment and for each of the 30 consecutive dates immediately prior thereto shall be greater than the greater of (1) $40,000,000 and (2) 22.5% of the Global Borrowing Base then in effect (provided, that at least 50% of the Global Borrowing Base for the purpose of this clause (b) shall consist of the U.S. Borrowing Base). (g) Amendment to the Definition of “Permitted Real Estate Financing” in Section 1.1 of the Loan Agreement. The definition of “Permitted Real Estate Financing” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: Permitted Real Estate Financing: any financing obtained by any Obligor or any of its Subsidiaries that is secured solely by Real Estate and related property of such Obligor or such Subsidiary, as the case may be.

7 144236444_6 (h) Amendment to the Definition of “Revolver Termination Date” in Section 1.1 of the Loan Agreement. The definition of “Revolver Termination Date” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: Revolver Termination Date: June 28, 2026. (i) Amendment to the Definition of “Trigger Period” in Section 1.1 of the Loan Agreement. The definition of “Trigger Period” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs, or (ii) Global Availability is less than the greater of (x) $20,000,000, and (y) 12.5% of the Global Borrowing Base; and (b) continuing until, during each of the preceding 60 consecutive days, no Event of Default has existed and Global Availability has been more than the greater of (x) $20,000,000 and (y) 12.5% of the Global Borrowing Base. (j) Amendment to the Definition of “Unused Line Fee Rate” in Section 1.1 of the Loan Agreement. The definition of “Unused Line Fee Rate” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: Unused Line Fee Rate: a per annum rate equal to (i) 0.30% if average daily Global Revolver Usage was less than 33.33% of the aggregate Revolver Commitments during the applicable month and (ii) 0.20% if average daily Global Revolver Usage was greater than or equal to 33.33% of the aggregate Revolver Commitments during such month. (k) Amendment to Section 2.1.8 of the Loan Agreement. Section 2.1.8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: 2.1.8 Increase in Revolver Commitments. U.S. Borrowers may request an increase in U.S. Revolver Commitments from time to time upon not less than 45 days’ notice to Agent, as long as (a) the requested increase is in a minimum amount of $10,000,000 and is offered on the same terms as existing U.S. Revolver Commitments, except for a closing fee specified by U.S. Borrowers and Agent, and (b) after the Fourth Amendment Effective Date, the total increases under this Section do not exceed $150,000,000 and no more than 3 increases are made. Agent shall promptly notify U.S. Lenders of the requested increase and, within 10 Business Days thereafter, each U.S. Lender shall notify Agent if and to what extent such U.S. Lender commits to increase its U.S. Revolver Commitment. Any U.S. Lender not responding within such period shall be deemed to have declined an increase. If U.S. Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional U.S. Revolver Commitments and become U.S. Lenders hereunder. Agent may allocate, in its discretion, the increased U.S. Revolver Commitments among committing U.S. Lenders and, if

8 144236444_6 necessary, Eligible Assignees. Total U.S. Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by U.S. Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, provided (i) the conditions set forth in Section 6.3 are satisfied at such time; and (ii) flood insurance diligence and documentation have been completed as required by all Flood Laws or otherwise in a manner satisfactory to all Lenders. Agent, U.S. Borrowers, and the new and existing U.S. Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of U.S. Revolver Commitments. On the effective date of an increase, the U.S. Revolver Usage and other exposures under the U.S. Revolver Commitments shall be reallocated among U.S. Lenders, and settled by Agent as necessary, in accordance with Lenders’ adjusted shares of such commitments. (l) Amendment to Section 3.6 of the Loan Agreement. Section 3.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: 3.6 Inability to Determine Rates. 3.6.1 Agent will promptly notify Borrower Agent and Lenders if, in connection with any Revolver Loan or request for a Revolver Loan, (a) Agent determines that (i) the applicable Available Currency deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Revolver Loan amount, or (ii) adequate and reasonable means do not exist for determining LIBOR; or (b) Agent or Required Lenders determine for any reason that LIBOR does not adequately and fairly reflect the cost to Lenders of funding the Revolver Loan. Thereafter, Lenders’ obligations to make or maintain affected Revolver Loans bearing interest based on LIBOR and utilization of the LIBOR component (if affected) in determining U.S. Base Rate or Foreign Base Rate shall be suspended until Agent (upon instruction by Required Lenders) withdraws the notice. Upon receipt of such notice, Borrower Agent may revoke any pending request for a Revolver Loan bearing interest based on LIBOR or, failing that, will be deemed to have requested a Revolver Loan bearing interest at the U.S. Base Rate or Foreign Base Rate, as applicable. 3.6.2 Notwithstanding anything to the contrary herein or in any other Loan Document: (i) On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer

9 144236444_6 representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis. (ii) (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available. (iii) At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate. (iv) In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to

10 144236444_6 make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. (v) The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.6.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.6.2. (m) Amendment to Section 5.3 of the Loan Agreement. Section 5.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: 5.3 Payments by Borrowers; Presumptions by Agent. (a) Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Agent for the account of the Lenders or the LC Issuer hereunder that the Borrowers will not make such payment, the Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the LC Issuer, as the case may be, the amount due. (b) With respect to any payment that the Agent makes for the account of the Lenders or the LC Issuer hereunder as to which the Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made such payment; (2) the Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the LC Issuer, as the case may be, severally agrees to repay to the Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the LC Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. A notice of the Agent to any

11 144236444_6 Lender or the Borrowers with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error. (n) Amendment to Section 5.7 of the Loan Agreement. Section 5.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: 5.7 Dominion Account. The ledger balance in the main Dominion Account of each Borrower as of the end of a Business Day shall be applied to the applicable Obligations at the beginning of the next Business Day, during any Dominion Trigger Period. Any resulting credit balance shall not accrue interest in favor of Borrowers and shall be made available to the applicable Borrowers as long as no Default or Event of Default exists. (o) Amendment to Section 8.1 of the Loan Agreement. Section 8.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: 8.1 Borrowing Base Reports. (i) so long as no Dominion Trigger Period exists and no Revolver Loans were outstanding for more than 5 consecutive Business Days during any month during such quarter, by the 20th day of each quarter, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Report as of the close of business of the previous month, (ii) so long as no Dominion Trigger Period exists but Revolver Loans are outstanding for more than 5 consecutive Business Days, during the previous month, by the 20th day of each month, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Report as of the close of business of the previous month, and (iii) during the existence of a Dominion Trigger Period, by the second Business Day of each week, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Report as of the close of business of the previous week. All information (including calculation of Global Availability) in a Borrowing Base Report shall be certified by Borrowers. Agent may from time to time adjust such report (a) to reflect Agent’s reasonable estimate of declines in value of Collateral, due to collections received in the applicable Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent any information or calculation does not comply with this Agreement. (p) Amendment to Section 8.2.1 of the Loan Agreement. Section 8.2.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: 8.2.1 Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request. Each Borrower shall also provide to

12 144236444_6 Agent, together with each Borrowing Base Report, a detailed aged trial balance of all Accounts as of the end of the preceding month, which if requested by Agent shall specify each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. If Accounts in an aggregate face amount of $1,000,000 or more cease to be Eligible Credit Insured Accounts or Eligible Non-Credit Insured Accounts, Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof. (q) Amendment to Section 8.2.4 of the Loan Agreement. Section 8.2.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: 8.2.4 Maintenance of Dominion Account. Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent. Borrowers shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, which may only be exercised by Agent during any Dominion Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. During a Dominion Trigger Period, if a Dominion Account is not maintained with Bank of America, Agent may require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank. (r) Amendment to Section 10.1.1(b) of the Loan Agreement. Section 10.1.1(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows: (b) Reimburse Agent for all its charges, costs and expenses in connection with (i) examinations of Obligors’ books and records or any other financial or Collateral matters as it deems appropriate, up to one time per Loan Year if Revolver Loans are outstanding for more than 5 consecutive Business Days during such period and up to one time per each 18 month period if no Revolver Loans are outstanding for more than 5 consecutive Business Days during such period; and (ii) appraisals of Obligors’ Inventory and Equipment up to one appraisal of Inventory and Equipment per Loan Year if Revolver Loans are outstanding for more than 5 consecutive Business Days during such period and up to one time per each

13 144236444_6 18 month period if no Revolver Loans are outstanding for more than 5 consecutive Business Days during such period; provided, that if an examination or appraisal is initiated during a Default or Event of Default or during a Loan Year in which a Due Diligence Trigger Period exists or existed, all charges, costs and expenses relating thereto shall be reimbursed by Borrowers without regard to such limits. Borrowers shall pay Agent’s then standard charges for examination activities, including charges for its internal examination and appraisal groups, as well as the charges of any third party used for such purposes. No Dutch Borrowing Base or U.S. Borrowing Base calculation shall include Collateral acquired in a Permitted Acquisition or otherwise outside the Ordinary Course of Business until completion of applicable field examinations and appraisals (which shall not be included in the limits provided above) satisfactory to Agent. (s) Amendment to Section 10.2.2 of the Loan Agreement. Clause (l) of Section 10.2.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: (l) Liens on Real Estate and related assets owned by one or more Obligor or a Subsidiary of an Obligor securing a Permitted Real Estate Financing; (t) Amendment to Article XII of the Loan Agreement. The following is hereby added to the Loan Agreement as Section 12.17 thereto: 12.17 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Agent makes a payment hereunder in error to any Lender or the LC Issuer (the “Credit Party”), whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount. (u) Amended Schedule 1.1 of the Loan Agreement. Schedule 1.1 of the Loan Agreement is hereby deleted and replaced with Schedule 1.1 attached hereto.

14 144236444_6 (v) Amendment to Cover Page of Loan Agreement. The Loan Agreement is hereby amended by deleting the cover page thereto and replacing it with the cover page attached as Exhibit A hereto. 2. Representations and Warranties. In order to induce Agent and each Lender to enter into this Amendment, each Borrower represents and warrants to Agent and each Lender that the following statements are true, correct and complete on and as of the date hereof: (a) Representations and Warranties. The execution, delivery and performance of this Amendment has been duly authorized and this Amendment constitutes the legal, valid and binding obligation of each Borrower enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. Each Borrower hereby represents and warrants to Agent and each Lender as of the date hereof no Default or Event of Default shall have occurred and be continuing. (b) Incorporation of Representations and Warranties from Loan Agreement. After giving effect to this Amendment, the representations and warranties contained in Section 9 of the Loan Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date. 3. Effectiveness. This Amendment shall become effective, as of the date first set forth above upon receipt by the Agent of the executed counterparts of this Amendment from the Borrowers and each of the Lenders. 4. Binding Effect; Ratification. (a) Upon the effectiveness of this Amendment and thereafter this Amendment shall be binding on the Agent, Borrowers and Lenders and their respective successors and assigns. (b) On and after the execution and delivery hereof, this Amendment shall be a part of the Loan Agreement and each reference in the Loan Agreement to “this Loan Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Loan Document to the Loan Agreement shall mean and be a reference to such Loan Agreement as amended hereby. (c) Except as expressly amended hereby, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto. 5. Miscellaneous. (a) THIS AMENDMENT SHALL BE SUBJECT TO SECTIONS 14.15, 14.16 AND 14.17 OF THE LOAN AGREEMENT, WHICH ARE INCORPORATED HEREIN BY REFERENCE.

15 144236444_6 (b) Borrowers agree to pay on demand all reasonable and documented out of pocket costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto. (c) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment. (d) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. 6. Release. (a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns and other legal representatives (each Borrower and all such other persons being hereinafter referred to collectively as “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent and each Lender and all such other persons being hereinafter referred to collectively as “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Releasors may now or hereafter own, hold, have or claim to have against Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement or any of the other Loan Documents or transactions thereunder or related thereto. (b) It is the intention of Borrowers that this Amendment and the release set forth above shall constitute a full and final accord and satisfaction of all Claims that may have or hereafter be deemed to have against Releasees as set forth herein. In furtherance of this intention, each Borrower, on behalf of itself and each other Releasor, expressly waives any statutory or common law provision that would otherwise prevent the release set forth above from extending to Claims that are not currently known or suspected to exist in any Releasor’s favor at the time of executing this Amendment and which, if known by Releasors, might have materially affected the agreement as provided for hereunder. Each Borrower, on behalf of itself and each other Releasor, acknowledges that it is familiar with Section 1542 of California Civil Code: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF

16 144236444_6 EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. (c) Each Borrower, on behalf of itself and each other Releasor, waives and releases any rights or benefits that it may have under Section 1542 to the full extent that it may lawfully waive such rights and benefits, and each Borrower, on behalf of itself and each other Releasor, acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by its attorney as to the significance and consequences of this waiver. (d) Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. (e) Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. [Signature Page Follows]

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (SMCI) SCHEDULE 1.1 SCHEDULE 1.1 to Loan and Security Agreement REVOLVER COMMITMENTS OF LENDERS Lender U.S. Revolver Commitment Total Revolver Commitments Bank of America, N.A. $200,000,000 $200,000,000 TOTAL: $200,000,000 $200,000,000

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (SMCI) EXHIBIT A EXHIBIT A to Third Amendment to Loan And Security Agreement COVER PAGE TO LOAN AND SECURITY AGREEMENT (see attached)

144236444_6 ______________________________________________________________________________ LOAN AND SECURITY AGREEMENT Dated as of April 19, 2018 ______________________________________________________________________________ SUPER MICRO COMPUTER, INC., as U.S. Borrower, SUPER MICRO COMPUTER B.V., as Dutch Borrower ______________________________________________________________________________ BANK OF AMERICA, N.A., as Agent ______________________________________________________________________________ BANK OF AMERICA, N.A., as Sole Lead Arranger and Bookrunner ______________________________________________________________________________